UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DSS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Supplement to Proxy Statement

DSS, Inc.

275 Wiregrass Pkwy

West Henrietta, New York 14586

SUPPLEMENT TO PROXY STATEMENT

May 9, 2022

Dear Fellow Stockholder:

On or about April 15, 2022, we mailed to you a definitive proxy statement, which was amended by Amendment No. 1 mailed to you on or about April 26, 2022, relating to a special meeting of our stockholders to be held on May 17, 2022 in order to obtain stockholder approval to issue up to an aggregate of 17,570,948 shares of the Company’s common stock to Alset EHome pursuant to the “True Partner Transaction” necessary to complete the True Partner Transaction and to issue up to an aggregate of 21,366,177 shares of the Company’s common stock to Alset International Limited pursuant to the “AMRE Transaction” necessary to complete the AMRE Transaction, and to obtain stockholder approval on other matters, including: (i) the ratification of the auditors, Turner, Stone & Company, L.L.P. as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2021 and 2022; (ii) an amendment to the Company Bylaws reducing the number of shares of common stock needed for a quorum from a majority to thirty-five percent (35%); (iii) an amendment to the Company’s Certificate of Amendment to Certificate of Incorporation, as amended, to increase the total number of shares of the authorized common stock to 500,000,000; (iv) an amendment to the 2020 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock authorized to be issued to 20,000,000 shares; and (vi) to approve the issuance of up to an aggregate of 15,389,995 shares of the Company’s common stock to Mr. Heng Fai Ambrose Chan, Executive Chairman of the Company, pursuant to his employment agreement.

The enclosed proxy supplement revises and updates certain information that was provided in the definitive proxy statement dated April 15, 2022 and contains additional information for your consideration in voting on Proposals 1 and 2. We urge you to read this supplement to the proxy statement carefully and in its entirety. We also encourage you, if you have not done so already, to review the definitive proxy statement dated April 15, 2022 and Amendment No. 1 dated April 26, 2022.

The date, time and place of the special meeting of our stockholders to vote on the proposals remain the same and are as follows: May 17, 2022, at 8:00 a.m., Central Time, at 1400 Broadfield Blvd., Suite 100, Houston, TX 77084. The record date for the special meeting has not changed. Only stockholders of record at the close of business on April 5, 2022, the record date for the special meeting, will be entitled to vote.

Our board of directors has unanimously determined (with Mr. Heng Fai Ambrose Chan and Mr. Tung Moe Chan abstaining) that the True Partner Transaction and the AMRE Transaction are advisable and that the terms of the transactions are fair to and in the best interests of the Company and its stockholders, and approved the agreements and the transactions contemplated thereby.

Your vote is very important. We cannot complete the transactions unless holders of a majority of all outstanding shares of our common stock entitled to vote on the matters vote to approve the stock issuances to complete the True Partner Transaction and the AMRE Transaction. Our board of directors recommends that you vote “FOR” the stock issuance proposals to complete the True Partner Transaction and the AMRE Transaction and each of the other proposals set forth in the Notice of Special Meeting of Stockholders and the Proxy Statement. The failure of any stockholder to vote on the proposals to approve the issuance of up to an aggregate of 17,570,948 shares of the Company’s common stock to Alset EHome pursuant to the True Partner Transaction and to approve the issuance of up to an aggregate of 21,366,177 shares of the Company’s common stock to Alset International Limited pursuant to the AMRE Transaction will have the same effect as a vote against the transactions.

If you have already submitted a proxy, you do not need to do anything unless you wish to change your vote. Whether or not you plan to attend the special meeting, it is important that your shares be represented regardless of the number of shares you hold. If you have not previously voted or if you wish to revoke or change your vote, please sign and return, as promptly as possible, the enclosed proxy in the accompanying reply envelope, or submit your proxy by telephone or the Internet. Stockholders who attend the meeting may revoke their proxies and vote in person.

Our board of directors and management appreciate your continuing support of the Company, and we urge you to support these transactions.

Litigation Relating to the Proposals

A purported shareholder of the Company filed a class action lawsuit in the New York Supreme Court in Monroe County (the “Proxy Complaint”) against the Company and members of the Company’s Board. The Proxy Complaint is captioned Robert Garfield v. DSS, Inc., Heng Fai Ambrose Chan, Frank D. Heuszel, Jose Escudero, Sassuan Lee, Tung Moe Chan, John Thatch, and Wai Leung William Wu.

In general, the Complaints allege that the defendants breached their fiduciary duty to defendants with regards to the transactions described in Proposals 1 and 2 in the definitive proxy statement.

The Company believes that the claims asserted in the above-described actions are without merit and that no supplemental disclosure is required under applicable law. However, in order to moot the unmeritorious disclosure claims, to avoid the risk of the above-described actions delaying or adversely affecting the transactions and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Proxy Statement as described herein. Nothing in this supplement to the Proxy Statement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. The Company specifically denies all allegations in the above-referenced actions, including allegations that any additional disclosure was or is required, and believes that the supplemental disclosures contained herein are not material.

As of the date of this supplement to the Proxy Statement, the plaintiffs have withdrawn a request for hearing on their order to show cause to enjoin us from going forward on items one and two for the meeting and that we have agreed to file this supplement with the supplemental disclosures.

DSS, INC.

SUPPLEMENT TO PROXY STATEMENT

INTRODUCTION

The information provided in the definitive proxy statement dated April 15, 2022, as amended, which we refer to in this proxy supplement as the definitive proxy statement or the proxy statement, previously mailed to our stockholders on or about April 15, 2022, continues to apply, except as described in this proxy supplement. To the extent information in this proxy supplement differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this proxy supplement is the more current information. We urge you to read carefully this proxy supplement, together with the definitive proxy statement. If you would like additional copies of the definitive proxy statement, this proxy supplement or the proxy card or if you have questions about the proposals, you should contact the Company, DSS, Inc., 275 Wiregrass Pkwy, West Henrietta, New York, 14586. The definitive proxy statement and this proxy supplement may also be found on the Internet at www.sec.gov. In this proxy supplement, the terms “we,” “our,” “ours,” and “us” refer to Triad Hospitals, Inc. and its subsidiaries unless otherwise indicated by context. Capitalized terms not otherwise defined herein shall have the meanings set forth in the definitive proxy statement.

The purpose of this supplement is to add a section titled “Background” to Proposals 1 and 2 of the definitive proxy statement and to replace the “Rationale” sections for Proposals 1 and 2.

The following section shall be added to Proposal No. 1 of the definitive proxy supplement:

Background

This related party transaction was initially presented in July 2021 and negotiated by the parties, prior to the parties entering into a definitive agreement. In January 2022, our CEO on behalf of our Company and our Chairman on behalf of Alset EHome discussed the transaction. No outside financial advisors or investment bankers were engaged to evaluate the transaction, and no valuation of the True Partner Shares was conducted on behalf of the Company. The parties did not negotiate concerning transaction pricing, as they agreed to use the market price of each company’s common stock at the time for determining consideration of the transaction. The transaction was presented to and approved by the Audit Committee at a joint meeting of the Audit Committee and our board of directors on February 22, 2022 after the committee reviewed the proposed stock purchase agreement. The Audit Committee is comprised of independent directors, and accordingly excludes Mr. Chan, an interested party. The rationale for the transaction is described below.

The following shall replace the “Rationale for the True Partner Transaction” section for Proposal No. 1 of the definitive proxy supplement:

Rationale

This related party transaction was contemplated by the CEO of DSS to build out DSS Securities, Inc., a wholly-owned subsidiary of the Company (“DSS Securities’), into a full-service securities group with the future intent to take it public. The CEO of DSS, Inc. and the Chairman of Alset EHome, which owned the largest block of shares in True Partner, discussed an investment by the Company in True Partner in January 2022. Following initial discussions, the CEO of DSS continued negotiating with the executive officers of Alset EHome, including the idea of exchanging stock at the market price for both companies, which allowed DSS to conserve cash for other uses and avoid having to go to the markets to raise funds, which could have had an adverse effect on the Company’s stock price. During the time the parties were negotiating, the original transaction contemplated went stale and was subsequently reinvigorated at updated market prices for the companies’ respective shares. The Company believes that the True Partner Transaction will greatly enhance the portfolio of the Finance and Asset Management Division of the Company and will allow the Company’s Securities Division to significantly expand its asset management service and capability. Specifically, the securities division of the Company will attempt to leverage the resources, operations, customer base, commercial arrangements, knowledge, skill and experience of True Partner’s personnel and the overall industry knowledge of True Partner to enhance the global reach of the Securities division. By having the largest shareholding in True Partner, the Company will try to fully leverage the capabilities of True Partner in Europe and Asia, particularly China, to expand the operations of DSS Securities.

The following section shall be added to Proposal No. 2 of the definitive proxy supplement:

Background

This related party transaction was originally contemplated by our CEO in January 2022, when he approached the Chairman of the Company. In 2021, the Company secured part of the $62 million in financing to purchase a three-hospital portfolio and needed approximately $24.0 million to close the transaction. The Chairman offered help through a Singapore entity he owns, Alset International, which extended an $8.35 million convertible promissory note bearing 8% per annum interest.

The related party transaction was negotiated by our CEO, on behalf of the Company, and our Chairman on behalf of Alset International , prior to the parties entering into a definitive agreement. Our CEO and the Chairman of Alset EHome began negotiations and our CEO continued negotiating with the executive officers of Alset International. No outside financial advisors or investment bankers were engaged to evaluate the transaction, and no valuation of the promissory note was conducted on behalf of the Company because the note is owned by a majority owned subsidiary of the Company. The parties did not negotiate concerning transaction pricing as they agreed to use the market price of DSS’s stock and the par value of the promissory note for consideration of the transaction. The transaction was presented to and approved by the Audit Committee at a joint meeting of the Audit Committee and our board of directors on February 22, 2022 after the committee reviewed the Assignment and Assumption Agreement. The Audit Committee is comprised of independent directors, and accordingly excludes Mr. Chan, an interested party. The rationale for the transaction is described below.

The following shall replace the “Rationale for the AMRE Transaction” section for Proposal No. 2 of the definitive proxy supplement:

Rationale

This related party transaction was originally contemplated by the CEO of DSS, Inc. and the note to be purchased was used to finance the purchase of a three-hospital portfolio for American Medical REIT, Inc. (“AMRE”) in 2021. AMRE currently possesses a growing portfolio of medical properties and is in a position to provide sustainable dividends and long-term value to investors. AMRE has a lucrative business model resilient to macroeconomic fluctuations that could benefit to the Company and its goals.

The Company secured part of the financing through a bank and needed approximately $24.0 million to close the transaction. In January 2022, our CEO contemplated buying back the promissory note from Alset International, which allowed DSS, Inc. to consolidate and to help build the assets of another subsidiary, American Pacific Bank. The CEO of DSS, Inc. and the Chairman agreed to an exchange utilizing the market price for DSS stock and the par value plus certain interested to be accrued for the promissory note.

Buying back the promissory note allowed the Company to conserve cash for other purposes while avoiding raising funds in the public markets, which could have an adverse effect on the Company’s stock price. Ultimately, the acquisition of the note allows for the Company to consolidate its debt without adversely affecting shareholders.

Important Information

The Company has filed the definitive Proxy Statement with the Securities and Exchange Commission and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for its Special Meeting of Stockholders. The Company advises its stockholders to read the Proxy Statement relating to the Special Meeting, as amended by this Amendment No. 2, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.